EXHIBIT 8
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                      INSTRUMENTATION LABORATORY S.P.A.
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                             LIST OF SUBSIDIARIES

All of our subsidiaries are wholly owned except for Instrumentation Laboratory (Lietuva) B.I., of which we own 67%. The following is a list of the significant subsidiaries which we directly or indirectly own:

                                                            Country of
      Name                                                  Incorporation
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   Instrumentation Laboratory GmbH                          Germany
   Instrumentation Laboratory Ges.mbH                       Austria
   Instrumentation Laboratory U.K. Ltd.                     United Kingdom
   Instrumentation Laboratory S.A.                          France
   Instrumentation Laboratory Belgium N.V.                  Belgium
   Instrumentation Laboratory Group B.V.                    Holland
   Instrumentation Laboratory (Netherlands) B.V.            Holland
   Instrumentation Laboratory Espana, S.L.                  Spain
   Instrumentation Laboratory Company                       U.S.A.
   IL Sensor Systems, Inc.                                  U.S.A.
   IL Diagnostic, S.A. de C.V.                              Mexico
   Medical Laboratory Automation Inc.                       U.S.A.
   Lessix AB                                                Sweden
   Chromogenix Holding AB                                   Sweden
   Chromogenix AB                                           Sweden
   Instrumentation Laboratory (Lietuva) B.I.                Lithuania